Exhibit 99.1

The Cheesecake Factory Reports Record Financial Results for the Second Quarter Ended June 29, 2004

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--July 20, 2004--The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported record net income for the fiscal quarter ended June 29, 2004 of $17.8 million or $0.34 per diluted share, compared to net income of $15.3 million or $0.30 per diluted share for the same quarter last year. Additional highlights for the second quarter, compared to the same quarter last year, were as follows:

    --  Total revenues increased 25% to $234.9 million

    --  Operating income increased 21% to $26.6 million

    --  Comparable restaurant sales gained 4.5%

    --  Average sales per restaurant operating week increased 3.2%

    "We were very pleased with our record financial results for the second quarter," said David Overton, Chairman and CEO. "The strength of our upscale casual dining concept and our continued focus on operational excellence helped us achieve a 4.5% increase in comparable restaurant sales. We also managed to achieve record net income by leveraging our strong sales to help offset a very challenging cost environment, particularly in poultry and dairy commodities."
    "We are on track with our stated goal of opening as many as 16 restaurants in the current year, including two Grand Lux Cafes," stated Overton. Four new Cheesecake Factory restaurants have opened so far this fiscal year, including two in the second quarter (Sacramento, CA and Alpharetta, GA). Seven restaurant openings, including one Grand Lux Cafe in Dallas, are currently planned for the second half of the third quarter and five openings are currently scheduled for the fourth quarter. "As most of our investors know, it is not easy to predict, by quarter, the exact timing of our restaurant openings and their associated preopening costs due to the nature of the leased spaces that we select for our upscale restaurants and their highly customized layouts," commented Overton. "However, we are confident in our ability to achieve our full-year restaurant growth plan for 2004 and we are operationally ready to successfully execute those openings."
    "Our restaurants are operating more efficiently and effectively than ever," said Overton. "And we have taken steps to help mitigate some of the commodity cost pressure going forward, including a recently executed six-month contract for fresh poultry and a 1% menu price increase that is rolling out as part of our regularly scheduled summer menu change."
    Bakery sales to other foodservice operators, retailers and distributors increased 21% to $11.9 million during the second quarter, compared to the same quarter last year. Sales to warehouse clubs continued to be very strong and sales of The Dream Factory(R) and private label product lines continue to build.
    The Cheesecake Factory Incorporated operates 77 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


         The Cheesecake Factory Incorporated and Subsidiaries
                   Consolidated Financial Statements
   (unaudited; in thousands, except per share and statistical data)

Consolidated Statements of           13 Weeks Ended    13 Weeks Ended
 Operations                          June 29, 2004      July 1, 2003
---------------------------------------------------- -----------------
Revenues:                          Amounts  Percents  Amounts Percents
                                   ----------------- -----------------
  Restaurant sales                 $223,062    95.0% $178,816    94.8%
  Bakery sales to other
   foodservice operators,
   retailers and distributors        11,858     5.0%    9,804     5.2%
                                   ----------------- -----------------
        Total revenues              234,920   100.0%  188,620   100.0%
                                   ----------------- -----------------
Costs and expenses:
  Restaurant cost of sales (1)       57,506    24.5%   42,785    22.7%
  Bakery cost of sales (2)            6,176     2.6%    4,465     2.4%
  Labor expenses                     71,659    30.5%   58,318    30.9%
  Other operating expenses           52,754    22.5%   43,456    23.0%
  General and administrative
   expenses                           9,874     4.2%    9,098     4.8%
  Depreciation and amortization
   expenses                           8,256     3.5%    6,720     3.6%
  Preopening costs                    2,047     0.9%    1,784     0.9%
                                   ----------------- -----------------
        Total costs and expenses    208,272    88.7%  166,626    88.3%
                                   ----------------- -----------------
Income from operations               26,648    11.3%   21,994    11.7%
Interest income, net                    673     0.3%    1,065     0.6%
Other income, net                       124     0.1%      687     0.3%
                                   ----------------- -----------------
Income before income taxes           27,445    11.7%   23,746    12.6%
Income tax provision                  9,633     4.1%    8,477     4.5%
                                   ----------------- -----------------
Net income                          $17,812     7.6%  $15,269     8.1%
                                   ================= =================

Basic net income per share            $0.34             $0.30
                                   =========         =========
Basic weighted average shares
 outstanding                         51,818            50,287
                                   =========         =========

Diluted net income per share          $0.34             $0.30
                                   =========         =========
Diluted weighted average shares
 outstanding                         52,941            51,665
                                   =========         =========


Consolidated Statements of            26 Weeks Ended   26 Weeks Ended
  Operations                           June 29, 2004    July 1, 2003
----------------------------------- ---------------- -----------------
Revenues:                           Amounts Percents  Amounts Percents
                                    ----------------------------------
  Restaurant sales                  $434,278   95.4% $343,992    95.2%
  Bakery sales to other
   foodservice operators,
   retailers and distributors         21,176    4.6%   17,488     4.8%
                                    ---------------- -----------------
        Total revenues               455,454  100.0%  361,480   100.0%
                                    ---------------- -----------------
Costs and expenses:
  Restaurant cost of sales (1)       110,015   24.2%   81,629    22.6%
  Bakery cost of sales (2)            10,733    2.3%    8,104     2.2%
  Labor expenses                     140,697   30.9%  114,162    31.6%
  Other operating expenses           102,744   22.6%   83,233    23.0%
  General and administrative
   expenses                           19,644    4.3%   17,784     4.9%
  Depreciation and
   amortization expenses              16,443    3.6%   13,266     3.7%
  Preopening costs                     4,068    0.9%    3,302     0.9%
                                    ---------------- -----------------
        Total costs and expenses     404,344   88.8%  321,480    88.9%
                                    ---------------- -----------------
Income from operations                51,110   11.2%   40,000    11.1%
Interest income, net                   1,293    0.3%    1,922     0.5%
Other income, net                        705    0.2%    1,481     0.4%
                                    ---------------- -----------------
Income before income taxes            53,108   11.7%   43,403    12.0%
Income tax provision                  18,641    4.1%   15,495     4.3%
                                    ---------------- -----------------
Net income                           $34,467    7.6%  $27,908     7.7%
                                    ================ =================

Basic net income per share             $0.67            $0.56
                                    =========        =========
Basic weighted average shares
 outstanding                          51,607           50,160
                                    =========        =========

Diluted net income per share           $0.65            $0.54
                                    =========        =========
Diluted weighted average shares
 outstanding                          52,895           51,538
                                    =========        =========
Notes:
-----------
(1) Consists of restaurant food, beverage and dessert costs.
(2) Consists of bakery ingredient, packaging and supply costs.


Selected Consolidated Balance Sheet
  Information
                                      June 29, 2004  December 30, 2003
----------------------------------------------------------------------
Cash and cash equivalents                 $8,012           $15,167
Investments and marketable securities    128,218           121,840
Total assets                             637,009           584,808
Total liabilities                        127,960           126,906
Stockholders' equity                     509,049           457,902



                                13 Weeks  13 Weeks  26 Weeks  26 Weeks
                                 Ended     Ended     Ended     Ended
Supplemental Information        June 29,  July 1,   June 29,  July 1,
                                  2004     2003      2004      2003
----------------------------------------------------------------------
Comparable restaurant
 sales % change                    4.5%     0.3%      5.2%     -0.8%
Restaurant cost of sales
 % of restaurant sales            25.8%    23.9%     25.3%     23.7%
Bakery cost of sales
 % of bakery sales                52.1%    45.5%     50.7%     46.3%
Restaurants opened during period     2        2         4         4
Restaurants open at period-end      81       67        81        67
Restaurant operating weeks       1,029      851     2,045     1,686

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000